                                                                     Exhibit 5.9

                             [FREEHILLS LETTERHEAD]

March 5, 2004                                      Our ref    Shaun McGushin:

                                                   Doc no     Sydney\004579145

Burns, Philp & Company Limited
Burns Philp Capital Pty Limited
Each Subsidiary Guarantor listed in Schedule 1
Level 23
56 Pitt Street
SYDNEY NSW 2000

Dear Sirs

BURNS PHILP CAPITAL PTY LIMITED - ISSUE OF US$210 MILLION SENIOR SUBORDINATED SECURITIES DUE 2011

We have acted as Australian legal advisors to Burns, Philp & Company Limited (ACN 000 000 359) (PARENT) in connection with an offer to exchange (EXCHANGE OFFER) by Burns Philp Capital Pty Limited (ACN 100 768 803)(ISSUER) and the Co-issuer of US$210 million Senior Subordinated Notes due 2011 (EXCHANGE NOTES) which are being registered under the Securities Act of 1933 of the United States of America (SECURITIES ACT) for its existing Senior Subordinated Notes due 2011 (OLD NOTES), as described in the Registration Statement on Form F-4 relating to the Exchange Offer (REGISTRATION STATEMENT) initially filed with the United States Securities and Exchange Commission (COMMISSION) on 16 July 2003. The Old Notes were issued and the Exchange Notes are proposed to be issued under an Indenture dated 20 February 2003 between the Issuer, the Co-issuer, the Parent, certain "Subsidiary Guarantors" as defined therein and Wells Fargo Bank, National Association (INDENTURE). We note that our role in connection with the Exchange Offer has been limited to the rendering of this opinion (together with two other opinions dated on or about the same date as this opinion to be filed with the Registration Statement) and that we have not been involved in the preparation of the Registration Statement and make no comment on it.

1        DOCUMENTS

We have searched the records referred to in paragraph 1(g) and examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for purposes of this opinion, including:

(a)      a copy of the Indenture;

(b) a copy of a supplemental indenture dated 8 August 2003 between the Issuer, the Co-issuer, the Parent, certain "Subsidiary Guarantors" as defined therein and certain "Additional Subsidiary Guarantors" as defined therein (SUPPLEMENTAL INDENTURE);

(c)      a copy of:

         (1) minutes of meeting or written resolutions of the board of directors of each Original Relevant Party dated 14 January 2003, 28 January 2003 and 17 February 2003 and (in the case of the Parent) 13 February 2003;

         (2) minutes of meeting of a committee of the board of directors of the Parent dated 13 February 2003;

         (3) a circular resolution of the board of directors of Goodman Fielder adopted on 19 June 2003;

         (4) extracts of minutes of meetings of the board of directors of each GF Relevant Party other than Goodman Fielder held on 19 June 2003;

         (5) an extract from a circular resolution of the board of directors of Goodman Fielder, and extracts of minutes of meeting of the board of directors of each GF Relevant Party other than Goodman Fielder, held or adopted (as the case may be) on 5 August 2003;

         (6) records of resolutions of all the members of Goodman Fielder passed on 19 September 2003 and of each other GF Relevant Party passed on 13 October 2003;

         (7) a circular resolution of the board of directors of Goodman Fielder adopted on 19 September 2003, and minutes of meetings of the board of directors of each GF Relevant Party other than Goodman Fielder held on 13 October 2003;

         (8)      a Ratification Deed:

                  (A)      dated 22 September 2003 and executed by Goodman
                           Fielder; and

                  (B) dated 16 October 2003 and executed by each GF Relevant Party other than Goodman Fielder;


(d) original certificates signed by an officer of each Relevant Party dated 5 March 2004 and the attachments referred to in them;


(e) a copy of the power of attorney of each Relevant Party dated 5 February 2003 (in the case of the Original Relevant Parties) or 23 June 2003 (in the case of the GF Relevant Parties);

(f)      a certified copy of:

         (1)      the constitution of Goodman Fielder as at 19 June 2003; and

         (2)      the current constitution of each Relevant Party;

(g) documents arising from on-line searches of records at the ASIC made on 4 March 2004 and 5 March 2004 in relation to each Relevant Party; and

(h)      a certified extract from the register of members of each Relevant
         Party.

2        DEFINITIONS

In this Opinion expressions defined in this Opinion have the meanings given and:

(a)      ASIC means the Australian Securities and Investments Commission;

(b)      AUSTRALIA means the Commonwealth of Australia;

(c)      CO-ISSUER means Burns Philp Capital (U.S.) Inc.;

(d)      CONSTITUTIONS means the documents referred to in paragraph 1(f)(2);

(e)      COMPANY EXTRACT means the documents referred to in paragraph 1(g);

(f)      CORPORATIONS ACT means the Corporations Act 2001 (Cth);

(g) DOCUMENT means a document referred to in paragraphs 1(a) to (b) inclusive and:

         (1) in respect of each Original Relevant Party, means the Indenture; and

         (2) in respect of each GF Relevant Party, means the Supplemental Indenture;

(h)      GF RELEVANT PARTY means each of the Subsidiary Guarantors listed in schedule 2;

(i)      ORIGINAL RELEVANT PARTY means:

         (1)      the Issuer;

         (2)      the Parent;

         (3)      each of the Subsidiary Guarantors listed in schedule 1;

(j)      POWER OF ATTORNEY means a power of attorney referred to in paragraph
         1(e);

(k) RELEVANT JURISDICTION means, as the context requires, the State of New South Wales and Australia;

(l)      RELEVANT LAWS means the laws of the Relevant Jurisdictions;

(m) RELEVANT PARTY means each of the Original Relevant Parties and each of the GF Relevant Parties;

(n) RESOLUTION means a resolution of the board of directors, a committee of the board of directors or the members of a Relevant Party referred to in the documents referred to in paragraph 1(c);

(o)      SECURITY has the meaning given in the Indenture;

(p) SUBSIDIARY GUARANTORS means each of the Guarantors listed in schedule 1 or 2.

3        OPINION

Based on the documents referred to in paragraph 1 and subject to the assumptions and qualifications set out in this Opinion, we are of the opinion that:

(a) each Relevant Party is registered and validly existing under the laws of the Relevant Jurisdictions;

(b) each Relevant Party has the corporate power to enter into and perform its obligations under its Document;

(c) each Relevant Party has taken all necessary corporate action to authorise or ratify the execution of, and the performance of its obligations under, its Document;

(d) each Relevant Party has validly executed, or ratified its execution of, its Document; and

(e) the execution or ratification by a Relevant Party of, and the performance by the Relevant Party of its obligations under, its Document does not and will not result in a breach or violation by the Relevant Party of any of the terms or provisions of the constitution of the Relevant Party.

4        ASSUMPTIONS

In this Opinion we have assumed the following matters, and we have not made any independent investigation of, or enquiries in respect of, those matters:

(a)      in relation to the Document and each other document examined by us:

         (1) all signatories, seals, dates, duty stamps and markings are authentic;

         (2) if a copy or a specimen, it conforms in all respects to the original;

         (3)      it is accurate, complete and up-to-date;

         (4) it has been duly authorised, executed and delivered by all parties to it under, and its execution, delivery and performance by all parties to it complies with, all applicable laws (other than, in respect of a Relevant Party and its Document, the Relevant Laws);

(b) as of the date of the searches referred to in paragraph 1(g), all information required by law to be notified to the ASIC in relation to the Relevant Parties (whether or not any period for notification had expired) had been so notified, the records of the ASIC were in relation to the Relevant Parties accurate, complete and up-to-date and those records were correctly recorded in the Company Extracts;


(c) the Securities will not be offered, issued or sold in a manner contrary to the selling restrictions relating to Australia set forth on page
         (ii) of the prospectus included in the Registration Statement;


(d) in relation to the execution, delivery and performance by each Relevant Party of its Document, including each Resolution, the directors, secretaries and agents of the Relevant Party properly performed their duties to the Relevant Party;

(e) each Relevant Party and each other party to a Document is solvent at the time of, and after giving effect to, the entry into of each Document to which it is a party; and

(f) the correctness of each statement, determination or resolution set out in:


         (1)      the certificates referred to in paragraph 1(d);


         (2)      the documents referred to in paragraph 1(c).

5        QUALIFICATIONS

This Opinion is subject to the following qualifications:

(a) this Opinion relates only to the laws of the Relevant Jurisdictions in force at the time of giving this Opinion. We neither express nor imply any opinion as to, and have not made any investigation of, the laws of any other jurisdiction. We are under, and assume, no obligation to inform any person of, or of the effect of, any future changes to those or any other laws;

(b)      we express no opinion as to the enforceability of any Document;

(c) in rendering this Opinion we have construed the Documents and made the statements set out in this Opinion as lawyers admitted to practice in the State of New South Wales without reference to the meaning or effect they may have in any other jurisdiction or anything other than their plain words.

This Opinion is strictly limited to the matters stated in it and does not apply by implication to other matters.

This Opinion is only given:

(a) in respect of and is limited to the Relevant Laws as applied by the courts of the Relevant Jurisdictions which are in force at 9.00 am Sydney time on the date of this letter;

(b) on the basis that it will be governed by and construed in accordance with the laws of the Relevant Jurisdictions.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to being named in the prospectus included therein as having provided this opinion. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under
Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Yours faithfully
FREEHILLS

/s/ Shaun McGushin
    -----------------
Shaun McGushin
Partner

SCHEDULE 1

SUBSIDIARY GUARANTOR                                        REGISTRATION NUMBER
BPC1 Pty Limited                                            101 665 918
Burns Philp Australia Pty Ltd                               101 664 082
Burns Philp Camellia Pty Limited                            003 925 040
Burns Philp Food Holdings Pty Limited                       000 003 010
Burns Philp Food Overseas Holdings Limited                  000 010 711
Burns Philp Food Overseas Investments Pty Limited           101 664 840
Burns Philp Food Properties Pty Limited                     008 443 856
Burns Philp Food Services Pty Limited                       003 994 250
Burns Philp Middle East Pty Limited                         077 288 021
Burns Philp Overseas Holdings Limited                       004 474 551
Burns Philp Pakistan Pty Limited                            068 581 653
Burns Philp South America Pty Limited                       072 208 309
Burns Philp Technology and Development Pty Limited          003 994 241
Burns Philp Technology Pty Limited                          061 602 506
Burns Philp Treasury (Australia) Limited                    003 731 986
Indonesian Yeast Company Pty Limited                        061 753 026
Mauri Fermentation Argentina Pty Limited                    003 994 312
Mauri Fermentation Brazil Pty Limited                       060 142 038
Mauri Fermentation Chile Pty Limited                        061 325 157
Mauri Fermentation China Pty Limited                        051 675 775
Mauri Fermentation India Pty Limited                        063 797 759
Mauri Fermentation Indonesia Pty Limited                    001 515 617
Mauri Fermentation Malaysia Pty Limited                     051 611 628
Mauri Fermentation Philippines Pty Limited                  068 581 493
Mauri Fermentation Vietnam Pty Limited                      066 107 426
Mauri Yeast Australia Pty Limited                           003 853 656

SCHEDULE 2

GF RELEVANT PARTY                                           REGISTRATION NUMBER
BCW Hotplate Bakery Pty Limited                             ACN 081 688 011
Country Bake Bakeries Pty Limited                           ACN 009 423 769
Ernest Adams Australia Pty Limited                          ACN 002 626 137
ETA Foods Pty Limited                                       ACN 000 982 007
Fielder Gillespie Davis Finance Pty Limited                 ACN 078 216 065
G F Australia Pty Limited                                   ACN 000 082 324
G F D Australia Pty Limited                                 ACN 004 106 129
G F Defiance Pty Limited                                    ACN 054 283 706
GF Finance International Pty Limited                        ACN 053 916 733
GF Finance Pty Limited                                      ACN 009 979 471
GF Fresh Pty Limited                                        ACN 083 952 283
GF Group Services Pty Limited                               ACN 003 889 996
GF Trade Finance Pty Limited                                ACN 086 651 390
G Wood Son and Company Proprietary Limited                  ACN 007 870 797
Gillespie Bros Holdings Pty Limited                         ACN 008 407 109
Goodman Fielder Consumer Foods Pty Limited                  ACN 000 024 546
Goodman Fielder Field Operations Pty Limited                ACN 082 246 437
Goodman Fielder Food Services Pty Limited                   ACN 009 480 906
Goodman Fielder Ingredients Pty Limited                     ACN 000 147 580
Goodman Fielder International Pty Limited                   ACN 000 095 509
Goodman Fielder Pty Limited                                 ACN 000 003 958
ML (WA) Export Pty Limited                                  ACN 000 173 964
Mowbray Industries Pty Limited                              ACN 008 401 198
Namregtown International Pty Limited                        ACN 003 995 506
Provincial Traders Foods Pty Limited                        ACN 008 593 253
QBA Properties Pty Limited                                  ACN 000 357 111
Quality Bakers Australia Pty Limited                        ACN 004 205 449
Rochna Pty Limited                                          ACN 007 558 947
Stuart Bakery Pty Limited                                   ACN 009 596 730
Sunicrust Bakeries Pty Limited                              ACN 004 402 582
The Uncle Tobys Company Pty Limited                         ACN 000 008 962
Uncle Tobys Properties Pty Limited                          ACN 004 211 812
William Jackett & Son Pty Limited                           ACN 007 874 213

                             [FREEHILLS LETTERHEAD]

5 March 2004                                      Our ref       Shaun McGushin

                                                  Doc no        Sydney\004595823


Burns, Philp & Company Limited
Burns Philp Capital Pty Limited
Each Subsidiary Guarantor listed in Schedule 1
Level 23
56 Pitt Street
SYDNEY   NSW   2000


Dear Sirs

BURNS PHILP CAPITAL PTY LIMITED - ISSUE OF US$210 MILLION SENIOR SUBORDINATED SECURITIES DUE 2011

We have acted as Australian legal advisors to Burns, Philp & Company Limited (ACN 000 000 359) (PARENT) in connection with an offer to exchange (EXCHANGE OFFER) by Burns Philp Capital Pty Limited (ACN 100 768 803) (ISSUER) and Burns Philp Capital (U.S.) Inc. (CO-ISSUER) of US$210 million Senior Subordinated Notes due 2011 (EXCHANGE NOTES) which are being registered under the Securities Act of 1933 of the United States of America (SECURITIES ACT) for its existing Senior Subordinated Notes due 2011 (OLD NOTES), as described in the Registration Statement on Form F-4 relating to the Exchange Offer (REGISTRATION STATEMENT) initially filed with the United States Securities and Exchange Commission (COMMISSION) on 16 July 2003. The Old Notes were issued and the Exchange Notes are proposed to be issued under an Indenture dated 20 February 2003 between the Issuer, the Co-issuer, the Parent, certain "Subsidiary Guarantors" as defined therein and Wells Fargo Bank, National Association (INDENTURE). We note that our role in connection with the Exchange Offer has been limited to the rendering of this opinion (together with 2 other opinions dated on or about the same date as this opinion to be filed with the Registration Statement) and that we have not been involved in the preparation of the Registration Statement and make no comment on it.

1 DOCUMENTS

We have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for purposes of this opinion, including the following documents (the POWERS OF ATTORNEY):

(a) a Power of Attorney dated 30 January 2003 executed by Burns Philp Deutschland GmbH, Burns Philp Deutschland Grundbesitz GmbH,

      Deutsche Hefewerke GmbH & Co. oHG and Deutsche Hefewerke Verwaltungs GmbH; and

(b) a Power of Attorney dated 3 February 2003 executed by Burns Philp Deutschland Export Nahrungsmittel-Vertriebsgesellschaft mbH.

2 DEFINITIONS

In this Opinion:

(a)   AUSTRALIA means the Commonwealth of Australia; and

(b) RELEVANT JURISDICTION means, as the context requires, the State of New South Wales and Australia.

3 OPINION

Based on the documents referred to in paragraph 1 and subject to the assumptions and qualifications set out in this Opinion, we are of the opinion that the appropriate federal courts of Australia or the Supreme Court of New South Wales, in each case having or exercising jurisdiction, would give effect to the choice of laws specified in each Power of Attorney to govern the Power of Attorney.

4 ASSUMPTIONS

In this Opinion we have assumed the following matters and have not any independent investigation of, or enquiries in respect of, those matters:

(a) the copies of the Powers of Attorney provided to us are accurate, complete and up-to-date;

(b) the Powers of Attorney are in full force and effect, have been validly executed by and are binding on and enforceable against each party to them in accordance with their terms and those parties are duly incorporated under all applicable laws; and

(c) the choice of laws specified in each Power of Attorney is bona fides and not unconnected with the commercial realities of the transactions contemplated by the Power of Attorney.

5 QUALIFICATIONS

This Opinion is subject to the following qualifications:

(a) this Opinion relates only to the laws of the Relevant Jurisdictions in force at the time of giving this Opinion. We neither express nor imply any opinion as to, and have not made any investigation of, the laws of any other jurisdiction. We are under, and assume, no obligation to inform any person of, or of the effect of, any future changes to those or any other laws;

(b) the courts of the Relevant Jurisdictions will not give effect to a choice of law to govern a document if to do so would be contrary to public policy (but there is nothing on the face of the Powers of Attorney that causes us to believe that giving effect to the choice of law contained in the Powers of Attorney would be contrary to public policy); and

(c) in rendering this Opinion we have construed the Powers of Attorney and made the statements set out in this Opinion as lawyers admitted to practice in the State of New South Wales without reference to the meaning or effect they may have in any other jurisdiction or anything other than their plain words.

This Opinion is strictly limited to the matters stated in it and does not apply by implication to other matters.

This Opinion is only given:

(a) in respect of and is limited to the laws of the Relevant Jurisdictions as applied by the courts of the Relevant Jurisdictions which are in force at
      9.00 am Sydney time on the date of this letter;

(b) on the basis that it will be governed by and construed in accordance with the laws of the Relevant Jurisdictions.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to being named in the prospectus included therein as having provided this opinion. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under
Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Yours faithfully

FREEHILLS

/s/ Shaun McGushin
------------------
Shaun McGushin
Partner